UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2008

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 17, 2008, Global Payments Inc. (the “Company”), entered into a purchase agreement and limited liability partnership with HSBC Bank plc (“HSBC”) to provide payment processing services to merchants in the United Kingdom and Internet merchants globally. The new company will operate under the name HSBC Merchant Services.

Under the terms of the agreement, and pending regulatory approvals and customary closing conditions, the Company will pay HSBC $439 million in cash to acquire a 51% majority ownership in the partnership. The Company will manage the day-to-day operations of the partnership and will consolidate the partnership’s financial results for accounting purposes effective with the closing date. HSBC will retain ownership of the remaining 49% and will contribute its existing merchant acquiring business in the United Kingdom to the partnership. In addition, HSBC has agreed to a ten-year marketing alliance in which HSBC will refer customers to the partnership for payment processing services in the United Kingdom. The transaction is expected to be completed within two months.

Important additional information will be filed with the U.S. Securities and Exchange Commission (‘SEC”) when the transaction is completed.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated June 17, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Payments Inc. (Registrant)

Date: June 17, 2008	By:	/s/ Joseph C. Hyde
Joseph C. Hyde Chief Financial Officer